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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 8, 2001

                                  AVTEAM, INC.
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             (Exact name of registrant as specified in its charter)
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
              Florida                             0-20889                            65-0313187
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    (State or other jurisdiction                (Commission                       (I.R.S. Employer
 of incorporation or organization)              File Number)                    Identification No.)
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                               3230 Executive Way
                             Miramar, Florida 33025
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          (Address, including zip code, of principal executive office)

                                 (954) 431-2359
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               Registrant's telephone number, including area code

                                 NOT APPLICABLE
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   (Former name, former address and fiscal year, if changed since last report)




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ITEM 5. OTHER EVENTS.

         On February 8, 2001, AVTEAM, Inc., a Florida corporation (the "Company"), a global supplier of aftermarket aircraft engines, engine parts, airframe components, and engine repair and overhaul services to the aviation industry, entered into a forbearance agreement with its Lenders, led by Bank of America, N.A., as administrative agent (the "Forbearance Agreement").

         The Forbearance Agreement commences February 2, 2001 and expires March 31, 2001. The Lenders did not waive any defaults that existed on January 31, 2001 or that occurred or exist thereafter. During the forbearance period, the Lenders agreed to defer collection of interest on the line of credit loans that became due on January 31, 2001. The Lenders have also agreed to forbear from taking any action to collect the $750,000 principal payment and the $75,000 amendment fee that became due on January 31, 2001. In return, the Company agreed to pay the Lenders a percentage of the proceeds from the future sale of aircraft engines that will represent principal payments. On or before February 28, 2001, the Company agreed to make a principal payment to the Lenders equal to the amount, if any, by which $350,000 exceeds the sales proceeds paid to the Lenders from the above-described engine sales. Furthermore, the Company agreed with its Lenders to a plan by which it will seek to expeditiously dispose of inventory.

         Except for the factual statements made herein, the information contained in this Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the federal securities laws and are not guarantees of future performance. "Forward looking statements" include statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases, such as "will or should result," "are expected to," "will or should continue," "is anticipated," "plans," "intends," "estimated," "projection" and "outlook"). For a variety of reasons, the Company's actual results could differ materially from any forward-looking statements made in this press release. Among the factors that could cause actual results to differ from predicted or expected results are the following: the effects of increased indebtedness, interest rates and bank fees, airline industry profitability, reduced availability of funds for operations and expansion, the inability of the Company to retain highly skilled employees, the loss of a major customer, the failure to attract sufficient customers for its CFM56 repair services, difficulties in executing the Company's plans to further expand CFM56 capability, the decline in overall usage of the JT8D aircraft engine, increased fuel prices and interest charges, a decline in the demand for aftermarket aircraft engines, engine parts and airframe components, seasonal fluctuations, rescheduling or cancellation of customer orders, which could materially adversely affect the Company's revenues; the possibility that the Company will not find a strategic partner or alternative financing by the end of the forbearance period; the possibility that regulatory changes and unforeseen events could impact the Company's ability to provide products and services to its customers; existing competition from national and regional competitors, which could result in pricing and other pressures on profitability and market share; and other risks, investor considerations and uncertainties set forth in the Company's filings with the Securities and Exchange Commission ("the Commission"), the Company's Form 10-K for the year-ended December 31, 1999. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.



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         The full text of the Forbearance Agreement and the press release issued by the Company on February 8, 2001 is attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

ITEM 7.  EXHIBITS.


EXHIBIT NO.      DOCUMENT
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    99.1         Forbearance Agreement entered into between the Company and its
                 Lenders, led by Bank of America, N.A., as administrative agent dated February 8, 2001.

    99.2         Press release dated February 8, 2001.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AVTEAM, INC.


Date: February 8, 2001               By: /s/ Donald A. Graw
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                                         Donald A. Graw
                                         President and Chief Executive Officer



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                                  EXHIBIT INDEX

EXHIBIT          DESCRIPTION
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  99.1           Forbearance agreement between the Company and its Lenders, led by Bank of America, N.A., as administrative agent dated
                 February 8, 2001.

  99.2           Press release dated February 8, 2001







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